Exhibit 5.1
NEAL • GERBER • EISENBERG

May 5, 2009

Terra Nova Financial Group, Inc.
100 South Wacker, Suite 1550
Chicago, Illinois 60606

             Re:       Terra Nova Financial Group, Inc.
                           Registration Statement on Form S-1

Ladies and Gentlemen:

             We are acting as legal counsel for Terra Nova Financial Group, Inc., an Illinois corporation (the "Company"), in connection with the Post-Effective Amendment No. 1 on Form S-1 (No. 333-136194) (such Registration Statement, as it may be amended from time to time, is herein referred to as the "Registration Statement") filed by the Company with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), relating to the sale from time to time of up to 11,500,000 shares of common stock, par value $0.01 per share (the "Common Stock") of the Company by the Selling Stockholders set forth in the Registration Statement (the "Selling Stockholders"), which shares of Common Stock were previously registered by the Company on the Registration Statement on Form SB-2, effective as of February 13, 2007, and either (i) have been previously issued to the Selling Stockholders (the "Offered Common Stock") or (ii) will be issued (the "Warrant Common Stock") upon the exercise of warrants held by the Selling Stockholders (the "Warrants"). The allocation between Offered Common Stock and Warrant Common Stock being registered on the Registration Statement will be at the discretion of the Selling Stockholders, but in no event will exceed an aggregate of 11,500,000 shares of Common Stock.

             In connection herewith, we have examined and relied without independent investigation as to matters of fact upon such certificates of public officials, such statements and certificates of officers of the Company and originals or copies certified to our satisfaction of the Registration Statement, the articles of incorporation and bylaws of the Company as amended and now in effect, proceedings of the board of directors of the Company and such other corporate records, documents, certificates and instruments as we have deemed necessary or appropriate in order to enable us to render this opinion. In rendering this opinion, we have assumed the genuineness of all signatures on all documents examined by us, the due authority of the parties signing such documents, the authenticity of all documents submitted to us as originals and the conformity to the originals of all documents submitted to us as copies.

             We are members of the Bar of the State of Illinois, and we do not express any opinion herein concerning any law other than the laws of the State of Illinois and the federal laws of the United States of America.

Neal, Gerber & Eisenberg LLP. Two North LaSalle Street. Chicago, Illinois 60602-3801 o 312.269.8000. www.ngelow.com

NEAL, GERBER & EISENBERG LLP

Terra Nova Financial Group, Inc.
May 5, 2009

             This opinion is based solely on the facts and circumstances known to us as of the date hereof. In addition, in rendering this opinion, we assume no obligation to revise, update or supplement this opinion should the present aforementioned laws of the State of Illinois or federal laws of the United States of America be changed by legislative action, judicial decision or otherwise or in the event of changes in the aforementioned facts and circumstances.

             Based upon and subject to the foregoing, we are of the opinion that (i) the Offered Common Stock has been duly authorized, and such shares are validly issued, fully paid and nonassessable and (ii) when (A) the shares of Warrant Common Stock have been issued upon exercise of the Warrants in accordance with the terms of the Warrants; (B) the Board of Directors has taken all necessary corporate action to authorize the issuance and sale of the Warrant Common Stock upon exercise of the Warrants in accordance with the resolutions of the Board of Directors; (C) certificates representing the shares of the Warrant Common Stock in the form of the specimen certificates examined by us have been manually signed by an authorized officer of the transfer agent and registrar for the Common Stock and registered by such transfer agent and registrar, and delivered to the purchasers thereof; and (D) the Company receives consideration per share of the Warrant Common Stock in the amount set forth in the Warrants, the issuance and sale of the shares of Warrant Common Stock will have been duly authorized, and such shares will be validly issued, fully paid and nonassessable.

             We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Registration Statement and the Prospectus included therein. In giving such consent we do not thereby admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Securities and Exchange Commission.

Sincerely, NEAL, GERBER & EISENBERG LLP